EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this registration statement on Form S-3 appears below hereby constitutes and appoints William L. Jordan and Jared Poff and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, for the offering which this registration statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This power of attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it. Pursuant to the requirements of the Securities Act of 1933, this power of attorney has been signed by the following persons in the capacities and on the dates indicated:

Name                    Title        Date

/s/ Roger Rawlins            Chief Executive Officer and Director    August 18, 2016
Roger Rawlins            (Principal Executive Officer)

    /s/ Jared Poff            Interim Chief Financial Officer    August 18, 2016
Jared Poff            (Principal Financial Officer and
Accounting Officer)

/s/ Jay L. Schottenstein        Executive Chairman of the Board and Director    August 18, 2016
Jay L. Schottenstein

/s/ Elaine J. Eisenman            Director    August 18, 2016
Elaine J. Eisenman

/s/ Carolee Friedlander        Director    August 18, 2016
Carolee Friedlander

/s/ Joanna T. Lau            Director    August 18, 2016
Joanna T. Lau

/s/ Joseph A. Schottenstein        Director    August 18, 2016
Joseph A. Schottenstein

/s/ Harvey L. Sonnenberg        Director    August 18, 2016
Harvey L. Sonnenberg

/s/Allan J. Tanenbaum            Director    August 18, 2016
Allan J. Tanenbaum